Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2025 relating to the financial statements of TheRas, Inc., appearing in Registration Statement No. 333-288222 on Form S-4 of TheRas, Inc.

/s/ Deloitte & Touche LLP

San Francisco, California

October 10, 2025